Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the Company as of March 28, 2013, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

NAME	WHERE INCORPORATED
Allabinc de Mexico, S.A. de C.V.	Mexico
Alpharma (Bermuda) Investments Ltd.	Bermuda
Alpharma (Bermuda) Ltd.	Bermuda
Alpharma (Bermuda), LLC	Delaware
Alpharma (Luxembourg) S.A.R.L. y Compania Limitada	Chile
Alpharma (Luxembourg) S.àr.l.	Luxembourg
Alpharma Animal Health (Beijing) Trading Co., Ltd.	China
Alpharma Animal Health (Hong Kong) Co. Limited	Hong Kong
Alpharma Animal Health (Shenzhou) Co., Ltd.	China
Alpharma Animal Health (Yantai) Co., Ltd.	China
Alpharma Animal Health Company	Texas
Alpharma Bermuda G.P.	Bermuda
Alpharma Canada Corporation	Canada
Alpharma de Argentina S.R.L.	Argentina
Alpharma do Brasil Ltda.	Brazil
Alpharma Euro Holdings, LLC	Delaware
Alpharma Holdings (Barbados) SRL	Barbados
Alpharma Operating, LLC	Delaware
Alpharma Pharmaceuticals (Thailand) Limited	Thailand
Alpharma, LLC	Delaware
Animal Health Holdings C.V.	Netherlands
Continental Farmaceutica SPRL	Belgium
Egyptian Company for Animal Health LLC	Egypt
Embrex Bio-Tech Trade (Shanghai) Co., Ltd.	China
Embrex Europe Limited	United Kingdom
Embrex Poultry Health, LLC	North Carolina
Embrex, Inc.	North Carolina
Empresa Zoetis de Mexico S.A. de C.V.	Mexico
Fort Dodge Animal Health Limited	United Kingdom
Fort Dodge Animal Health, S. de R.L. de C.V.	Mexico
Fort Dodge Asia Exports, Inc.	Delaware
Fort Dodge Laboratories Inc.	Iowa
Jilin Pfizer Guoyuan Animal Health Co., Ltd.	China
Mikjan Corporation	Arkansas
PAH 7V6 Holding Limited	Hong Kong
PAH Amazon Holdings SARL	Luxembourg
PAH CHHK Holding B.V.	Netherlands
PAH Colombia Holdco I LLC	Pennsylvania
PAH Colombia USP 2 LLC	Pennsylvania
PAH CP LLC	Delaware
PAH Egypt Holding B.V.	Netherlands
PAH HCP 2 LLC	Delaware
PAH Holdings LLC	Delaware
PAH India Holdco LLC	Delaware

NAME	WHERE INCORPORATED
PAH India Holding 1 B.V.	Netherlands
PAH Luxembourg 1 SARL	Luxembourg
PAH Luxembourg 2 SARL	Luxembourg
PAH Luxembourg 3 SARL	Luxembourg
PAH Luxmex SARL	Luxembourg
PAH Mexico Holdco SARL	Luxembourg
PAH Netherlands 1 Cooperatief U.A.	Netherlands
PAH Netherlands 2 B.V.	Netherlands
PAH Nominee 2 B.V.	Netherlands
PAH Nominee B.V.	Netherlands
PAH Oceania B.V.	Netherlands
PAH P&U 2 LLC	Delaware
PAH P&U LLC	Delaware
PAH Panama LLC	Delaware
PAH PD LLC	Delaware
PAH PH LLC	Delaware
PAH PM LLC	Delaware
PAH Portugal Holding B.V.	Netherlands
PAH PP LLC	Delaware
PAH Russia Holding B.V.	Netherlands
PAH Spain, S.L.	Spain
PAH Tabor LLC	Delaware
PAH Turkey Holding B.V.	Netherlands
PAH Velvet B.V.	Netherlands
PAH Venezuela Holding B.V.	Netherlands
PAH WAI 1 LLC	Delaware
PAH Weesp B.V.	Netherlands
PAH West Europe SARL	Luxembourg
PAH WHC LLC	Delaware
PAH WHC SplitCo LLC	Delaware
Pfizer (Suzhou) Pharmaceutical Information Consultation Co., Ltd.	China
Pfizer Animal Health Canada Inc.	Canada
Pfizer Animal Health Cia. Ltda.	Ecuador
Pfizer Animal Health India Limited	India
Pfizer Animal Health Japan K.K.	Japan
Pfizer Animal Health Malaysia Sdn. Bhd.	Malaysia
Pfizer Animal Health Pharma Private Limited	India
Pfizer Animal Health Philippines, Inc.	Philippines
Pfizer Animal Health South Africa (Pty) Ltd.	South Africa
Pfizer Overseas Services Inc.	Delaware
Pfizer Pharma Trade LLC	Egypt
Pfizer Pharmaceutical India Pvt. Ltd.	India
Pfizer Suzhou Animal Health Products Co., Ltd.	China
Sanidad Animal PAH Bolivia S.A.	Bolivia
Synbiotics Corporation	California
Synbiotics Europe S.A.S.	France
Wyeth Egypt Ltd.	Egypt
Wyeth Egypt Trading Ltd.	Egypt
Wyeth LLC	Russia
Zoetis (Thailand) Limited	Thailand
Zoetis Animal Health Limited	United Kingdom

NAME	WHERE INCORPORATED
Zoetis Australia Pty Ltd	Australia
Zoetis Australia Research & Manufacturing Pty Ltd	Australia
Zoetis B. Inc.	Delaware
Zoetis B.V.	Netherlands
Zoetis Belgium S.A.	Belgium
Zoetis Biotech Manufacturing Limited	Taiwan
Zoetis Ceska republika, s.r.o.	Czech Republic
Zoetis Colombia S.A.S.	Colombia
Zoetis Costa Rica, S.R.L.	Costa Rica
Zoetis de Chile S.A.	Chile
Zoetis de Uruguay SRL	Uruguay
Zoetis Deutschland GmbH	Germany
Zoetis European Holdings LLC	Delaware
Zoetis Finland Oy	Finland
Zoetis France S.A.S.	France
Zoetis GDS LLC	Delaware
Zoetis Hayvan Sagligi Limited Sirketi	Turkey
Zoetis Hellas S.A.	Greece
Zoetis Hungary Kft.	Hungary
Zoetis Industria de Produtos Veterinarios Ltda.	Brazil
Zoetis International Services S.A.S.	France
Zoetis Ireland Limited	Ireland
Zoetis Israel Holding B.V.	Netherlands
Zoetis Italia S.r.l.	Italy
Zoetis Japan Holding B.V.	Netherlands
Zoetis Korea Ltd.	Korea
Zoetis Lietuva UAB	Lithuania
Zoetis LLC	Delaware
Zoetis Luxembourg Holding SARL	Luxembourg
Zoetis Manufacturing & Research Spain, S.L.	Spain
Zoetis Manufacturing Italia S.r.l.	Italy
Zoetis Medolla Manufacturing S.r.l.	Italy
Zoetis Mexico, S. de R.L. de C.V.	Mexico
Zoetis Netherlands Holdings B.V.	Netherlands
Zoetis New Zealand Limited	New Zealand
Zoetis Osterreich GmbH	Austria
Zoetis P LLC	Delaware
Zoetis Panama S. de R.L.	Panama
Zoetis PI LLC	Delaware
Zoetis Polska sp. z o.o	Poland
Zoetis Portugal, Lda.	Portugal
Zoetis Products Inc.	Delaware
Zoetis Romania S.R.L.	Romania
Zoetis S.R.L.	Peru
Zoetis Salud Animal, C.A.	Venezuela
Zoetis Schweiz GmbH	Switzerland
Zoetis Singapore Pte. Ltd.	Singapore
Zoetis Spain, S.L.	Spain
Zoetis Taiwan Limited	Taiwan
Zoetis Treasury Center BVBA	Belgium
Zoetis UK Limited	United Kingdom

NAME	WHERE INCORPORATED
Zoetis Ukraine LLC	Ukraine
Zoetis W LLC	Delaware
Zoetis WAI LLC	Delaware
Zoetis WHC 2 LLC	Delaware
Zoetis WLC LLC	Delaware